Exhibit 10.1

SECURITIES PURCHASE AND SUBSCRIPTION AGREEMENT

This SECURITIES PURCHASE AND SUBSCRIPTION AGREEMENT (the “Agreement”) is made as of September , 2005, by and among American MoldGuard, Inc., a California corporation (the “Company”), and the undersigned (the “Purchaser”).

WITNESSETH:

WHEREAS:

A. The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”); and

B. The Company desires to issue and sell, upon the terms and conditions set forth in this Agreement: 10% unsecured promissory notes of the Company, in the form attached hereto as Exhibit “A”, in the aggregate principal amount of up to One Million Five Hundred Thousand Dollars ($1,500,000) (the “Notes”); and such number and type of equity securities of the Company as shall be determined in accordance with the provisions of this Agreement (the “Additional Securities” and together with the Notes hereinafter called the “Securities”).

C. Purchaser wishes to purchase, upon the terms and conditions stated in this Agreement, such principal amount of Notes as is set forth immediately below its name on the signature page hereto;

D. Contemporaneous with the Closing (as defined below), the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit “B” (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide to Purchaser (and all other purchasers that execute agreements substantially identical to this Agreement) (collectively, the “Purchasers”) certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws for the Additional Securities (the “Purchasers Registration Statement”); and

NOW THEREFORE, the Company and the Purchaser hereby agree as follows:

ARTICLE ONE

PURCHASE AND SALE OF NOTES AND ADDITIONAL SECURITIES

1.1 Purchase of Securities. On the Closing Date (as defined below), the Company shall sell to the Purchaser and the Purchaser agrees to purchase from the Company;

(i) such principal amount of Notes as is set forth immediately below such Purchaser’s name on the signature pages hereto (the “Purchased Note”); and

(ii) such Purchaser Additional Securities, as shall be determined in accordance with Section 1.2 hereof.

1.2 Additional Securities. The Company hereby agrees that (i) if at any time after the date hereof and prior to December 31, 2006 the Company shall have sold any equity securities (whether common stock, preferred stock, warrants options or any combination thereof) in a transaction wherein the gross proceeds received by the Company equal or exceed $5,000,000 (a “Qualified Sale”), then upon the closing of the first such Qualified Sale, the Company shall deliver to the Purchaser such number of shares of common stock, preferred stock, warrants, options, etc., as the case may be as shall have a value equal to the principal amount of the Purchased Note (such value to be based upon the gross purchase price received by the Company in such Qualified Sale). Any such securities issued to Purchaser shall have the same cusip numbers as the corresponding securities in the Qualified Sale. If a Qualified Sale shall not have occurred prior to December 31, 2006, then on January 1, 2007 the Company shall issue to the Purchaser that number of shares of common stock of the Company as shall equal the principal amount of the Purchased Note divided by $1.25 (the “Alternate Shares”), such number of Alternate Shares to be adjusted, pro rata, on account of any stock splits, reverse stock splits, stock dividends paid on common stock, etc. which occur after the date hereof and prior to the issuance of the Alternate Shares, (any such equity securities to be delivered to Purchaser pursuant to this Section 1.2 are hereinafter called “Purchaser Additional Securities” and together with the Purchased Note are hereinafter called the “Purchased Securities”).

1.3 Form of Payment. At the Closing the Purchaser shall remit to the Company an amount equal to the principal amount of the Purchased Note (the “Purchase Price”) by either (i) wire transfer of immediately available funds to the Company at Bank of America 67 Technology Drive Irvine CA 92618, ABA# 122000661, Account# 25191-40005 or (ii) a bank or certified check made payable to the Company.

1.4 Closing. The closing of the transactions to be effected hereunder (the “Closing”) shall be held at the offices of Morse, Zelnick, Rose & Lander, LLP 405 Park Avenue, New York NY 10022 at 10:00 A.M. on the business day on which the satisfaction or waiver of the last of the conditions set forth in Article Five has occurred, or at such other place or at such other time as the Company and the Purchaser may mutually agree (the “Closing Date”); provided that if the Closing has not occurred prior to 8:00 p.m. Pacific Time, September 20, 2005 this Agreement shall automatically terminate.

1.5 Delivery of Purchased Securities. At the Closing the Company shall deliver to the Purchaser the Purchased Note, duly executed on behalf of the Company. The Company shall deliver to the Purchaser the Purchaser Additional Securities within five days after the determination of the type and number thereof.

1.6 Allocation of Purchase Price. The amount of the Purchase Price to be allocated to the Purchased Note shall be equal to 76% of the Purchase Price and the amount of the Purchase Price to be allocated to the Purchaser Additional Securities shall be equal to 24 % of the Purchase Price.

1.7 Commission Payment and Loan Repayment. The Purchaser is aware that the Company has retained the services of Paulson Investment Company, Inc. (“Paulson”) to act as a Placement Agent in connection with the sale of the Securities and that Paulson shall be entitled to a selling commission equal to 10% of the gross proceeds received by the Company in connection with the sale of the Purchased Securities. In addition, Paulson has previously loaned certain funds to the Company (“the Paulson Loans”). Two Hundred Thousand ($200,000) of the proceeds received by the Company from the sale of the $1,500,000 of Notes contemplated hereby will be used to repay a portion of the Paulson Loans.

ARTICLE TWO

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchaser as follows:

2.1. No Violations. The making and performance by the Company of this Agreement does not violate any provision of law or of the Articles of Incorporation or Bylaws of the Company, nor does it result in a breach of or constitute a default under any agreement, indenture or other instrument to which the Company is a party or by which the Company may be bound, where such breach or default would have a material adverse effect on the Company.

2.2. Due authorization; Validity. This Agreement has been duly authorized, executed and delivered and is a valid and binding Agreement of the Company and the Promissory Notes to be issued hereunder by the Company will be valid and binding obligations of the Company in accordance with their terms.

2.3. Corporate Requirements. The Company (i) is a corporation duly created and existing in good standing under the laws of the State of California; (ii) has the power and authority to own the properties and assets which it purports to own and to carry on its business as now conducted; (iii) has the power and authority to execute and deliver all documents required hereunder; and (iv) to the best of its knowledge, has complied with all filing and other requirements of Federal, State and local laws, insofar as such laws relate to its doing business.

ARTICLE THREE

EVENTS OF DEFAULT

The occurrence of any of the following events (a “Default”) shall at the option of the Purchaser make all sums remaining unpaid pursuant to the Purchased Note become immediately due and payable, as follows:

3.1. Payment Default. Failure to pay any amounts under the Note within five (5) business days after such amounts are due.

3.2. Breach of a Representation, Warranty or Agreement. A material breach by the Company of any representation, warranty or agreement made by the Company in this Agreement, if such breach remains uncured following the expiration of a cure period of thirty (30) days following the receipt of written notice from the Purchaser of such breach.

3.3. Voluntary Bankruptcy. The filing by the Company of any petition or action under any bankruptcy, debtor’s relief, reorganization, insolvency or moratorium law or any assignment by the Company for the benefit of creditors, which does not become dismissed within sixty (60) days thereafter.

3.4. Acceleration of Each Promissory Note. In the event of a Default under the Note, the Purchaser may declare it to be immediately due and payable.

ARTICLE FOUR

THE PURCHASER

4.1 Purchaser Representations and Warranties. The Purchaser represents and warrants to the Company that:

(a) The Purchaser understands and acknowledges that the Securities are being sold by the Company without registration under the Securities Act of 1933, as amended (the “1933 Act”), and state securities laws in reliance on the exemptions from registration set forth in sections 3(b) and 4(2) of the securities law exemptions.

(b) The Securities are being acquired by the Purchaser for the Purchaser’s own account for long-term investment and not with a view to the distribution thereof, and with no present intention of selling or otherwise disposing of the Securities or any part thereof. The Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for or which is likely to compel a disposition of the Securities in any manner. The Purchaser is not aware of any present circumstances that are likely to promote the Purchaser’s future disposition of the Securities.

(c) The Purchaser is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the 1933 Act, as indicated by the Purchaser’s responses to the Confidential Purchaser Questionnaire, the Purchaser is able to bear the economic risk of an investment in the Securities and the Purchaser understands that because the Securities will be sold without registration under the 1933 Act, the Purchaser must hold the Securities indefinitely and cannot sell, exchange, assign, transfer, gift, pledge, encumber, hypothecate or otherwise dispose of the Securities except pursuant to an exemption from the registration provisions of the federal and state securities laws, the availability of which must be satisfied to the Company in its discretion.

(d) The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the prospective investment in the Company; the Purchaser has received and reviewed all information requested of the Company and, based on such review, understands and has evaluated the merits and risks of the prospective investment in the Company, and has decided to purchase the Securities.

(e) The Purchaser has had the opportunity to ask questions and receive answers concerning the Company, as well as the terms and conditions of the offering of the Securities, and to obtain additional information reasonably available to the Company and any persons acting on the Company’s behalf, necessary to verify the accuracy of any information provided to the Purchaser, and the Purchaser has received all of the information the Purchaser has requested to the extent that such information is reasonably available to the Company. The Purchaser requires no additional information to evaluate fully the merits and risks of a prospective investment in the Company.

(f) The Purchaser has received and has read carefully the Executive Summary, the Risk Factors and the summary unaudited financial statements, without notes, of the Company for the years ended December 31, 2004 and December 31, 2003 and the six months ended June 30, 2005, copies of which are annexed hereto as Exhibits C, D and E respectively. The Purchaser acknowledges that the Purchaser understands that the financial statements of the Company have been prepared by the Company but have not been reviewed by an independent accountant and may be subject to such adjustments, modifications and changes as are required so as to comply with U.S. generally accepted accounting principles. The Purchaser further understands that any investment in the Securities may involve material risks in addition to those disclosed in the “Risk Factors,” which does not purport to be an exhaustive list of all material risks involved with an investment in the Securities.

(g) The Purchaser understands that the Company is relying on the accuracy of statements contained in the Subscription Agreement and the Confidential Purchaser Questionnaire in connection with the sale of the Securities, and the Securities would not be sold to the Purchaser if any part of the Subscription Agreement or the Confidential Purchaser Questionnaire were untrue; and all other offerees or purchasers of the Securities may rely on the accuracy of the Subscription Agreement and the Confidential Purchaser Questionnaire in connection with any matters relating to the offer or sale of the Securities.

(h) The Purchaser acknowledges that the Company has advised the Purchaser that in accordance with the provisions of Section 1.6 hereof, 76% of the Purchase Price has been allocated to the Purchased Note, and that therefore the Purchaser will be required to report as interest income the difference between the amount allocated to the Purchased Note (i. e. 76% of the principal amount of the Note) and 100% of the principal amount of the Note. The Purchaser further acknowledges that the Company has advised the Purchaser that such allocation is not binding on the Internal Revenue Service which may take the position that the portion of the Purchase Price to be allocated to the Note should be less, thereby increasing the amount of interest income to be recognized by the Purchaser. The Purchaser represents to the Company that Purchaser has relied on the Purchaser’s own tax counsel as to all tax matters with respect to the purchase of its Securities, including without limitation the application of Internal Revenue Code Sections 1271 et. seq., regarding “original issue discount” to the Note.

(i) The Purchaser shall immediately notify the Company if, for any reason, any of the statements contained herein or in the Confidential Purchaser Questionnaire become inaccurate at any time from the date hereof until the Company’s acceptance of the Subscription Agreement, and the Purchaser understands that the continued accuracy of the statements contained herein and in the Confidential Purchaser Questionnaire is of the essence to the sale of the Securities.

(j) The Purchaser shall indemnify the Company and all persons acting on their behalf and hold them harmless from any and all liability, damage, cost or expense, including but not limited to attorneys’ fees, incurred on account of or arising directly or indirectly out of any inaccuracy in the subscriber’s representations in the Subscription Agreement or the Confidential Purchaser Questionnaire or any disposition of all or any portion of the Securities subscribed for hereunder in violation of his representations in the Subscription Agreement and the Confidential Purchaser Questionnaire.

(k) The Purchaser has relied on the Purchaser’s own legal counsel to the extent the Purchaser has deemed necessary as to all legal matters and questions presented with reference to the offering and sale of the Securities.

(l) The Purchaser has relied on the Purchaser’s own accountant or other financial advisor and/or his or her own financial experience as to all financial matters and questions presented with reference to the purchase of the Securities.

(m) The Purchaser has relied on the Purchaser’s own analysis and evaluation (or the analysis and evaluation of its professional advisors) of the Company, its products and services, the technology issues involved and the market in which the Company intends to operate.

(n) The Purchaser fully understands the terms, conditions and consequences relating to the offering of the Securities and understands the Purchaser may have to hold such Securities indefinitely.

4.2. Purchaser Covenants. In the event the Company proposes to complete an underwritten public offering subsequent to the Closing Date, the Purchaser will execute a “lock-up” agreement containing such terms, conditions and provisions as may be required by the managing underwriter of such offering, not to exceed one year; provided, however, in no event shall the Purchaser be subject to a lock-up agreement that is more restrictive than that offered to the Company’s officers, directors, and the holders of 5% or more of the Company’s common stock.

ARTICLE FIVE

CONDITIONS PRECEDENT TO THE CLOSING

The obligations of the parties pursuant to this Agreement are subject to the satisfaction at the Closing of each of the following conditions; provided, however, that the parties may, in their sole discretion, waive any of such conditions and proceed with the transactions contemplated hereby:

5.1. Sale of Securities. The Company shall have sold the Notes (including the Purchased Note) and the Additional Securities (including the Purchaser Additional Securities) for a gross purchase price of $1,500,000.

5.2. Charter Amendment. The Articles of Incorporation of the Company shall have been amended, in a manner reasonably satisfactory to Paulson, to provide substantially the following: (i) with respect to those classes of securities designated as “Series A Preferred Stock” and “Series B Preferred Stock” the Automatic Conversion provisions applicable thereto shall apply to a minimum public offering price (prior to underwriters’ discounts and expenses) equal to or exceeding an amount per share of Common Stock as is satisfactory to Paulson and the aggregate gross proceeds to the Corporation and/or to any selling shareholders of which shall equal or exceed an amount not more than $5,000,000, and (ii) with respect to the Series A Preferred Stock, the provisions of Section 4 with respect to certain anti-dilution adjustments shall be amended in a manner satisfactory to Paulson so as not to apply to the sale by the Company of the Securities, with respect to any shares of Series A Preferred Stock converted into shares of Common Stock prior to February 17, 2006.

5.3 Crestridge. Crestridge Investments AMG Moldguard, LLC (“Crestridge”), and the Company shall have entered into an agreement, which agreement shall be reasonably satisfactory to Paulson, and which agreement shall in substance provide among other things that Crestridge shall have agreed (i) not to convert any of the convertible promissory notes of the Company held by it prior to February 16, 2006 (ii) to surrender its right to receive those warrants to purchase shares of Common Stock which it has as of the date hereof and (iii) to permit and/or require prepayment of the convertible promissory notes by the Company under certain circumstances.

5.4 Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement to the Purchasers.

ARTICLE SIX

MISCELLANEOUS

6.1. Gender. The neuter pronoun, when used herein, shall include the masculine and feminine and also the plural.

6.2 Choice of Law. This Agreement has been delivered in the State of Georgia and shall be construed in accordance with the laws of Georgia. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, such provision shall be ineffective to the extent of such prohibition without invalidating the remainder of such provision or the remaining provisions of this Agreement. With respect to any claim or action arising under this Agreement, the Company hereby (i) irrevocably submits to the jurisdiction of the courts of the state of Georgia and the United States District Court located in the city of Atlanta, State of Georgia, and (ii) irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party. Nothing in this Agreement will be deemed to preclude the Purchaser from bringing an action or proceeding in respect hereof in any other jurisdiction.

6.3 Successor and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. The rights and privileges of Purchaser hereunder shall inure to the benefit of Purchaser’s heirs, legal representatives, successors and assigns. Notwithstanding the foregoing, (i) the Company may not assign its obligations under this Agreement without the consent of the Purchaser and (ii) Purchaser may assign or transfer any of its rights hereunder subject to providing the Company with evidence reasonably acceptable to the Company that such assignment or transfer will not violate or require registration under any applicable federal or state securities law or regulation.

6.4. Severability. If any provision of this Agreement or of any of the documents executed in connection herewith or the application thereof to any party thereto or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and of such documents and the application of such provisions to any other parry therein or circumstance shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

6.5. Survival. All representations, warranties and covenants made in this Agreement shall survive the execution and delivery of this Agreement.

6.6. Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original but all of which, when taken together, shall constitute one and the same instrument.

6.7. Accredited Investor Representation. Purchaser shall deliver to the Company, together with an executed copy of this Agreement, a completed Accredited Investor Questionnaire in a form approved by the Company, and by executing this Agreement, Purchaser represents and warrants that it is an “accredited investor” as that term is defined under Regulation D of the Securities Act of 1933, as amended. Purchaser further agrees that notwithstanding anything else contained in this Agreement, at the time of any investment decision by Purchaser, the Company may require, as a condition to such investment decision or conversion, that Purchaser provide reasonable evidence and make reasonable representations and warranties regarding its status as an “accredited investor” as of the time of the investment decision.

6.8. Amendment and Waiver. This Agreement may be amended or modified upon the written consent of the Company and the Purchaser, and any provision may be waived only in writing, by the party waiving such provision.

6.9 Notices. All notices, requests, demands and other communications which are required to be or may be given under this Agreement to any party to any of the other parties shall be in writing and shall be deemed to have been duly given when (a) delivered in person, or (b) the day following dispatch by an overnight courier service (such as Federal Express or UPS, etc.) to the party to whom the same is so given or made:

If to the Company addressed to:	American Moldguard Inc.

9272 Jeronimo Road

Suite 122

Irvine, California 92618

Attention: Chief Executive Officer

If to Purchaser addressed to:	The address set forth on the signature page hereto

6.10 Term Sheet. The Purchaser has previously been provided with a List of Principal Terms, a copy of which is annexed hereto as Exhibit F (the “List of Principal Terms”). To the extent that any of the terms specifically set forth in the List of Principal Terms is inconsistent with the provisions of this Agreement specifically relating to such matters, the List of Principal Terms shall govern with respect to such inconsistencies.

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered under seal, the day and year first above written.

THE COMPANY:

AMERICAN MOLDGUARD, INC.

a California corporation

Name: Title:	Thomas Blakeley Chairman and CEO

PURCHASER

Print Name of Purchaser:

Print Title of Purchaser (if Purchaser is not an individual):

Tax I.D. # of Purchaser:

Aggregate amount invested:

Address: